FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                                  CINERGY CORP.

                                  CONSOLIDATED



                              AS OF MARCH 31, 1997



                                   (Unaudited)



                                Pages 1 through 6
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
                                  CINERGY CORP.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                            YEAR ENDED MARCH 31, 1997

                                                                  Pro Forma
                                                     Actual      Adjustments     Pro Forma
                                                  (in thousands, except per share amounts)

OPERATING REVENUES
Electric ......................................   $ 2,901,780    $      --      $ 2,901,780
Gas ...........................................       487,145           --          487,145
                                                  -----------    -----------    -----------
                                                    3,388,925           --        3,388,925

OPERATING EXPENSES
Fuel used in electric production ..............       697,544           --          697,544
Gas purchased .................................       279,859           --          279,859
Purchased and exchanged power .................       291,809           --          291,809
Other operation ...............................       615,712           --          615,712
Maintenance ...................................       196,120           --          196,120
Depreciation ..................................       284,124           --          284,124
Amortization of phase-in deferrals ............        13,569           --           13,569
Post-in-service deferred operating
expenses - net ................................           425           --              425
Income taxes ..................................       208,205           --          208,205
Taxes other than income taxes .................       260,450           --          260,450
                                                  -----------    -----------    -----------
                                                    2,847,817           --        2,847,817

OPERATING INCOME ..............................       541,108           --          541,108

OTHER INCOME AND EXPENSES - NET
Allowance for equity funds used during
construction ..................................         1,065           --            1,065
Post-in-service carrying costs ................           880           --              880
Phase-in deferred return ......................         8,281           --            8,281
Equity in earnings of unconsolidated subsidiary        51,930           --           51,930
Income taxes ..................................        17,109         30,786         47,895
Other - net ...................................       (35,415)          --          (35,415)
                                                  -----------    -----------    -----------
                                                       43,850         30,786         74,636

INCOME BEFORE INTEREST AND OTHER CHARGES ......       584,958         30,786        615,744

INTEREST AND OTHER CHARGES
Interest on long-term debt ....................       190,757           --          190,757
Other interest ................................        42,165         87,960        130,125
Allowance for borrowed funds used
during construction ...........................        (6,387)          --           (6,387)
Preferred dividend requirements of
subsidiaries ..................................        19,650           --           19,650
                                                  -----------    -----------    -----------
                                                      246,185         87,960        334,145

NET INCOME ....................................   $   338,773    $   (57,174)   $   281,599

COSTS OF REACQUISITION OF PREFERRED
STOCK OF SUBSIDIARY ...........................       (18,391)          --          (18,391)
                                                  -----------    -----------    -----------

NET INCOME APPLICABLE TO COMMON STOCK .........   $   320,382    $   (57,174)   $   263,208

AVERAGE COMMON SHARES OUTSTANDING .............       157,679         30,867        188,546

EARNINGS PER COMMON SHARE
Net income ....................................   $      2.14                   $      1.49

Costs of reacquisition of preferred stock of
subsidiary ....................................         (0.12)                        (0.10)
                                                  -----------                   -----------

Net income applicable to common stock .........   $      2.02                   $      1.40

DIVIDENDS DECLARED PER COMMON SHARE ...........   $      1.76
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
                                  CINERGY CORP.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                AT MARCH 31, 1997

ASSETS
                                                             Pro Forma
                                                  Actual    Adjustments    Pro Forma
                                                        (dollars in thousands)

UTILITY PLANT - ORIGINAL COST
In service
Electric ...................................   $8,858,361   $      --     $ 8,858,361
Gas ........................................      720,227          --         720,227
Common .....................................      185,302          --         185,302
                                               ----------   -----------   -----------

                                                9,763,890          --       9,763,890
Accumulated depreciation ...................    3,650,395          --       3,650,395
                                               ----------   -----------   -----------
                                                6,113,495          --       6,113,495

Construction work in progress ..............      160,687          --         160,687
                                               ----------   -----------   -----------
Total utility plant ........................    6,274,182          --       6,274,182

CURRENT ASSETS
Cash and temporary cash investments ........       15,294     2,519,350     2,534,644
Restricted deposits ........................        1,723          --           1,723
Accounts receivable less accumulated
provision for doubtful accounts of $11,315 .      206,113          --         206,113
Materials, supplies and fuel
- at average cost
Fuel for use in electric production ........       66,666          --          66,666
Gas stored for current use .................       11,030          --          11,030
Other materials and supplies ...............       76,578          --          76,578
Property taxes applicable to subsequent year       92,685          --          92,685
Prepayments and other ......................       41,730          --          41,730
                                               ----------   -----------   -----------
                                                  511,819     2,519,350     3,031,169

OTHER ASSETS
Regulatory Assets
Amounts due from customers - income taxes ..      375,914          --         375,914
Post-in-service carrying costs and
deferred operating expenses ................      184,423          --         184,423
Coal contract buyout costs .................      134,378          --         134,378
Deferred demand-side management costs ......      127,860          --         127,860
Phase-in deferred return and depreciation ..       93,794          --          93,794
Deferred merger costs ......................       92,444          --          92,444
Unamortized costs of reacquiring debt ......       69,474          --          69,474
Other ......................................       63,315          --          63,315
Investment in unconsolidated subsidiary ....      593,099          --         593,099
Other ......................................      240,406          --         240,406
                                               ----------   -----------   -----------
                                                1,975,107          --       1,975,107

                                               $8,761,108   $2,519,350    $11,280,458
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
                                  CINERGY CORP.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                AT MARCH 31, 1997

CAPITALIZATION AND LIABILITIES
                                                               Pro Forma
                                                Actual        Adjustments      Pro Forma
                                                         (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.01 par value;
Authorized shares - 600,000,000
Outstanding shares - 157,679,129 Actual ..   $     1,577    $        309      $    1,886
Paid-in capital ..........................     1,579,934       1,053,041       2,632,975
Retained earnings ........................     1,035,390         (57,174)        978,216
Cumulative foreign currency translation
adjustment ...............................        (1,166)           --            (1,166)
                                             -----------    ------------    ------------
Total common stock equity ................     2,615,735         996,176       3,611,911

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
Not subject to mandatory redemption ......       194,195            --           194,195

LONG-TERM DEBT ...........................     2,375,694            --         2,375,694
                                             -----------    ------------    ------------
Total capitalization .....................     5,185,624         996,176       6,181,800

CURRENT LIABILITIES
Long-term debt due within one year .......       274,000            --           274,000
Notes payable ............................       705,177       1,466,000       2,171,177
Accounts payable .........................       244,686            --           244,686
Accrued taxes ............................       341,339         (30,786)        310,553
Accrued interest .........................        58,827          87,960         146,787
Other ....................................        85,880            --            85,880
                                             -----------    ------------    ------------
                                               1,709,909       1,523,174       3,233,083

OTHER LIABILITIES
Deferred income taxes ....................     1,139,112            --         1,139,112
Unamortized investment tax credits .......       173,517            --           173,517
Accrued pension and other postretirement
benefit costs ............................       271,882            --           271,882
Other ....................................       281,064            --           281,064
                                             -----------    ------------    ------------
                                               1,865,575            --         1,865,575

                                             $ 8,761,108    $  2,519,350    $ 11,280,458
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
                                  CINERGY CORP.
        PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
                            YEAR ENDED MARCH 31, 1997

                                                           Pro Forma
                                                Actual    Adjustments  Pro Forma
                                                    (dollars in thousands)

BALANCE MARCH 31, 1996 ..................   $   992,558    $   --      $ 992,558

Net income ..............................       338,773     (57,174)     281,599
Dividends on common stock ...............      (277,559)       --       (277,559)
Costs of reacquisition of preferred stock
of subsidiary ...........................       (18,391)       --        (18,391)
Other ...................................             9        --              9
                                            -----------    --------    ---------


BALANCE MARCH 31, 1997 ..................   $ 1,035,390    $(57,174)   $ 978,216
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                                  CINERGY CORP.

        Pro Forma Consolidated Journal Entries to Give Effect to Issuance
                   of Up to $2,000,000,000 of Short-term Notes
             and Up to 30,867,385 Additional Shares of Common Stock

                                   Entry No. 1

Cash and temporary cash investments          $1,466,000,000
     Notes payable                                         $1,466,000,000

To record the issuance of short-term notes payable and/or commercial paper net of $534,000,000 of notes payable outstanding as of March 31, 1997.




                                   Entry No. 2

Other interest                               $   87,960,000
     Accrued interest                                      $   87,960,000

To record interest on $1,466,000,000 of notes payable at 6% per annum.

                                   Entry No. 3

Accrued taxes                                $   30,786,000
     Income taxes                                          $   30,786,000

To record the reduction in income taxes due to increased interest expense on notes payable.
($87,960,000 at an assumed tax rate of 35%).

                                   Entry No. 4

Cash and temporary investments               $1,053,349,513
     Common stock                                          $      308,674
     Paid-in capital                                       $1,053,040,839

To record the issuance of 30,000,000 shares of common stock together with the remaining balance of common stock of 867,385 authorized for issuance in Release
No. 35-26477 at the March 31, 1997 close price of $34.125.